UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

MOTIENT CORPORATION

___________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

___________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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The following letter was sent to stockholders of Motient Corporation on June 15, 2006.

June 15, 2006

Dear Fellow Motient Stockholder:

As you are aware, Motient has made several significant announcements over the past several months which collectively communicate a clear path to value for you, our stockholders. Motient strongly believes that the recently announced transaction to separate ownership interest of MSV and TerreStar into two separate publicly traded entities – reached after several months of extensive research and deliberation – will unlock the current and future value of both MSV and TerreStar, allowing each more freedom to pursue their growth strategies or to partner with strategic partners. Importantly, we have also nominated an independent slate of highly qualified Directors to Motient’s Board, who we believe will continue to represent and protect the interests of Motient’s stockholders and guide the next phase of our strategic plan. We are confident that we are moving in a direction that will maximize the value of your investment.

At this critical time in Motient’s history, Highland Capital Management LP, a highly litigious group of hedge funds led by James Dondero, has chosen to wage a very costly campaign against the Company and is seeking to replace your Board with Mr. Dondero’s hand-picked nominees. Mr. Dondero is attempting to take control of your Company without presenting to you, the stockholders of Motient, any plan to create either immediate or long-term value in return. We urge you to reject Mr. Dondero and Highland Capital’s proposals and to act now to protect the value of your investment by signing, dating and returning the enclosed WHITE proxy card today.

MOTIENT IS MOVING IN THE RIGHT DIRECTION

We believe the transaction to consolidate the ownership of MSV and TerreStar provides a clear path to value for Motient stockholders. The transaction allows you, Motient’s stockholders, to uncouple your holdings in TerreStar and MSV, thereby clarifying the ownership structure of the two entities. Furthermore, we believe that it further facilitates the value maximization for each spectrum asset, enhancing their competitive positions and better enabling both MSV and TerreStar to pursue strategic activities.

MANAGEMENT’S SOLID TRACK RECORD OF PERFORMANCE IN
CREATING SHAREHOLDER VALUE

Please consider the facts. Current management has created significant value for our stockholders. Since current management joined the Company in 2003, the Company has significantly reduced the annual operating costs of Motient’s legacy business and significantly reduced the Company’s debt and contractual liabilities, while significantly increasing stockholder value. We believe that our current strategy will allow the Company to continue to achieve its goal of creating significant value for Motient’s stockholders.

OUR BOARD NOMINEES WILL PROVIDE INDEPENDENT
OVERSIGHT UNENCUMBERED BY SELF-INTERESTS

Motient has nominated an independent slate that includes highly qualified individuals who each bring a specific skill set and experience that is relevant to Motient’s interest in TerreStar and MSV. We believe participation of these highly-regarded industry experts on our Board, given their broad experience and expertise, will provide significant depth to our management team and benefit to Motient stockholders.

HIGHLAND AND MR. DONDERO HAVE NO PLAN

Mr. Dondero and his hedge fund, Highland, lack a clear, definitive plan—the only real effect of their actions has been to create turmoil and to distract the Board and management from the daily operations of the business. We believe that Mr. Dondero and Highland are pursuing their own agenda and that their interests are not aligned with yours. Highland has an investment in a significant competitor of one of Motient’s subsidiaries, but never disclosed that fact publicly until prompted by Motient. In addition, Highland has a history of using litigation to wear down its adversaries--Dondero and the Highland funds have been involved in over 50 lawsuits in the last few years, in addition to the five filed against Motient last year. In fact, they have even subjected the Company to litigation over many actions that Mr. Dondero was aware of, approved and Highland entities participated in, during his three-and-a-half year Board tenure! One of these lawsuits has already been thrown out by a Delaware judge.

     PROTECT THE VALUE OF YOUR INVESTMENT –
PLEASE SIGN, DATE AND RETURN THE WHITE PROXY TODAY!

Motient and its Board of Directors have been, and will continue to be, focused on executing our strategic plan and enhancing the long-term value of the Company for all of our shareholders.

On behalf of all the members of the Motient team, thank you for your support. We look forward to continuing to communicate with you in the coming weeks.

Very truly yours,

Steven G. Singer
Chairman of the Board

The information contained in this letter includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the costs of reviewing and responding to the proxy contest, and other impact of Highland Capital’s proposals for Motient’s 2006 Annual Meeting of Stockholders. Although Motient believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

Reference is made to a more complete discussion of forward-looking statements and applicable risks that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) that include, among others, those identified under the caption “Risk Factors” in our annual report on Form 10-K, as amended, for the year ended December 31, 2005, which is available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or on our website at www.motient.com.

IMPORTANT

If your shares are held in your own name, please sign, date and return the enclosed
WHITE proxy card today.

If your shares are held in “Street-Name,” only your broker or bank can vote your shares.
  Please return the enclosed WHITE proxy card to your broker or bank and contact the person responsible for your account
to ensure that a WHITE proxy is voted on your behalf.

Please do not sign any proxy card you may receive from Dondero or Highland.

If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED Toll-Free at 1-877-750-9496 Banks and Brokers call collect at 212-750-5833	D.F. KING & CO., INC. Toll free at 800-735-3591 Banks and brokers may call collect at 212-269-5550